CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 25	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809

June 26, 2006

Securities and Exchange Commission
Washington, DC 20549

Re:     BIG FLASH CORP.

Gentlemen:

We have read Item 4 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS contained in Big Flash Corp.'s 8-K dated June 22, 2006, and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,

\s\Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson,
Bountiful, Utah